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                                                                    EXHIBIT 12.2


COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

MELLON FINANCIAL CORPORATION (and its subsidiaries)

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                                                                                                 Quarter ended
                                                                                   --------------------------------------------
                                                                                   MARCH 31,        Dec. 31,        March 31,
(dollar amounts in millions)                                                        2001              2000             2000
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
Income before income taxes                                                          $413              $399             $398
Fixed charges: interest expense (excluding interest on deposits), one-third of rental expense net of income from subleases,
  and amortization of debt issuance costs                                            136               136              148
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       Total earnings (as defined), excluding interest on deposits                   549               535              546
Interest on deposits                                                                 240               260              233
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       Total earnings (as defined)                                                  $789              $795             $779
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Ratio of earnings (as defined) to fixed charges:
  Excluding interest on deposits                                                    4.04              3.93             3.69
  Including interest on deposits                                                    2.10              2.01             2.04
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